Exhibit 31.4

CERTIFICATIONS

I, Senthil Sundaram, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Nightstar Therapeutics plc; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2019	By:	/s/ Senthil Sundaram
Senthil Sundaram
Chief Financial Officer
(Principal Financial Officer)